Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the inclusion in the Registration Statement on Form S-1 of our report dated March 26, 2004 included in Northgate Innovations, Inc.'s Form 10-K for the year ended December 31, 2003. We also consent to the use of our name as it appears under the caption "Experts."



                                              /s/ Corbin & Company LLP

                                              CORBIN & COMPANY, LLP

Irvine, California
April 7, 2004